UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 26, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2016, Customers Bancorp, Inc. (the "Company") was informed that its director John R. Miller passed away on April 25, 2016.  The Company is deeply saddened by Mr. Miller's untimely passing and extends its sincere condolences to his family. Mr. Miller served as a director of the Company since 2010 and was a member of the audit committee, the nominating and governance committee, and the risk committee of the Company's board of directors.

Mr. Miller's death reduced the number of directors currently serving on the Company's audit committee to two, and he also had been serving as the audit committee's designated audit committee financial expert, rendering the Company noncompliant with New York Stock Exchange ("NYSE") governance standards requiring that the audit committee of an NYSE-listed company have at least three members and that at least one member of the committee meet certain financial expertise criteria.  Mr. Miller's death also reduced the number of directors currently serving on the Company's board of directors to five, which is one director fewer than the minimum six directors provided in the Company's articles of incorporation and bylaws.

On April 27, 2016, the Company's board of directors appointed Rick B. Burkey to fill the board vacancy created by Mr. Miller's death and bring the number of directors back to the minimum six directors provided in the Company's articles of incorporation and bylaws.  In addition, the board of directors appointed one of the Company's current directors, Steven J. Zuckerman, to fill the vacancy on the Company's audit committee and determined that he meets the applicable independence and financial literacy requirements under Securities and Exchange Commission and NYSE governance standards for service on the audit committee.  The board of directors also determined that T. Lawrence Way, one of the Company's current directors and the current chairman of the audit committee, meets the criteria to serve as the audit committee financial expert and the requirements of NYSE pursuant to Section 303A.07 of the NYSE Listed Company Manual.

The Company telephonically informed the NYSE of Mr. Miller's death and the effects on the composition of the Company's board of directors and committees of the board and the Company's compliance with NYSE governance standards relating to the Company's audit committee, as described above.  Although the Company was not in compliance with these governance standards from the time it notified the NYSE until the board of directors took the actions described above, the Company believes that it is in compliance with NYSE requirements regarding its audit committee at the time of this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided above in response to Item 3.01 of this Current Report on Form 8-K with respect to Messrs. Miller and Burkey is also responsive to Item 5.02 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Mr. Burkey, age 70, has served as a director of the Company's subsidiary, Customers Bank, since 2011.  He earned a Bachelor of Science in Civil Engineering from Lehigh University and is the Chairman and Chief Executive Officer of Burkey Construction Co.  The board of directors has not yet determined the committees, if any, to which Mr. Burkey may be assigned.  There were no arrangements or understandings pursuant to which Mr. Burkey was appointed as a director, and there are no related party transactions between the Company and Mr. Burkey reportable under Item 404(a) of Regulation S-K.  In connection with his service as a director, Mr. Burkey will entitled to the same compensation and benefits made available to the Company's non-employee directors generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date:                          April 27, 2016